Exhibit 99.1

Independence Realty Trust Announces Fourth Quarter and Fiscal 2016 Financial Results

PHILADELPHIA, PA — February 16, 2017 — Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT) today announced its fourth quarter and fiscal 2016 financial results.  All per share results are reported on a diluted basis.

Results for the Quarter

•	Earnings (loss) per share (“EPS”) was $(0.61) for the quarter ended December 31, 2016 as compared to $0.09 for the quarter ended December 31, 2015.

•	Core Funds from Operations (“CFFO”) per share of $0.17 for the quarter ended December 31, 2016 as compared to $0.22 for the quarter ended December 31, 2015.

•

Earnings before interest, taxes, depreciation and amortization and before acquisition expenses (“Adjusted EBITDA”), of $18.5 million for the quarter ended December 31, 2016 as compared to $19.7 million for the quarter ended December 31, 2015.

Results for the Year

•	EPS was $(0.19) for the year ended December 31, 2016 as compared to $0.78 for the year ended December 31, 2015.

•	CFFO per share of $0.79 for the year ended December 31, 2016 as compared to $0.80 for the year ended December 31, 2015.

•	Adjusted EBITDA increased 43.8% to $74.5 million for the year ended December 31, 2016 from $51.8 million for the year ended December 31, 2015.

2016 Key Events

Management Internalization Transaction

On September 27, 2016, IRT entered into an agreement (the “Internalization Agreement”) with RAIT Financial Trust (“RAIT”) to complete a management internalization and separation (the “Internalization”) from RAIT and its affiliates and to repurchase 7,269,719 shares of IRT common stock from RAIT subsidiaries, representing all of the shares of IRT common stock owned by RAIT.

On October 5, 2016, IRT paid approximately $62.2 million to RAIT to repurchase (the “IRT Stock Repurchase”) and retire RAIT’s shares of IRT common stock at a purchase price of $8.55 per share.  This price was equal to the price to the public in the public offering described below less underwriting discounts or commissions.

On December 20, 2016, IRT closed on the Internalization.  The Internalization consisted of two parts: (i) the acquisition of IRT’s external advisor, which was a subsidiary of RAIT, and (ii) the acquisition of certain assets and the assumption of certain liabilities relating to the multifamily property management business of RAIT, including property management contracts relating to apartment properties owned by IRT, RAIT and third parties. The purchase price IRT paid RAIT for the Internalization was $43.0 million, subject to certain prorations at closing.

Upon closing of the Internalization, each of Scott F. Schaeffer, IRT’s Chief Executive Officer, Farrell Ender, IRT’s President, and James J. Sebra, IRT’s Chief Financial Officer, entered into employment agreements with IRT. Messrs. Schaeffer and Ender became employees of IRT upon closing. Mr. Sebra remains the CFO of RAIT until the later to occur of March 31, 2017 or the filing of RAIT’s Form 10-K for the fiscal year ending December 31, 2016 with the U.S. Securities and Exchange Commission.

At the closing of the Internalization, IRT and RAIT entered into a shared services agreement pursuant to which RAIT and IRT will provide each other certain transitional services such as information technology, human resources, insurance, investor relations, legal, tax and accounting for a six-month transition period after the closing.

Common Stock Offering

On October 5, 2016, IRT closed an underwritten public offering of 25,000,000 shares of IRT common stock at a public offering price of $9.00 per share for total net proceeds of approximately $213.4 million.  On October 21, 2016, IRT closed on the underwriters’

option to purchase 3,750,000 additional shares of IRT common stock at the public offering price, less underwriting discounts and commissions netting IRT an additional $32.1 million of proceeds.  In the aggregate, IRT received approximately $245.5 million of net proceeds from this offering. IRT used the net proceeds from the offering plus available cash as follows:  $40.0 million was used to repay IRT’s $40.0 million senior secured term loan facility; $43.0 million was reserved for, and ultimately paid to, RAIT at the closing of the Internalization; $62.2 million was used for the IRT Stock Repurchase; and $107.3 million was used to repay outstanding borrowings under IRT’s $325.0 million senior secured credit facility.

Scott Schaeffer, IRT’s Chairman and CEO said, “2016 was transformative for IRT.  The deleveraging coupled with the newly internalized management team provides us with flexibility along with a reduced cost structure.  We are excited about the opportunities ahead.”

Same-Store Property Operating Results

	Fourth Quarter 2016 Compared to Fourth Quarter 2015(1)	Year Ended 12/31/16 Compared to Year Ended 12/31/15(2)
Rental income	3.4% increase	2.9% increase
Total revenues	3.6% increase	3.2% increase
Property level operating expenses	0.8% increase	1.5% increase
Net operating income (“NOI”)	5.7% increase	4.5% increase
Portfolio average occupancy	93.2%, 1.0% increase	93.4%, 0.2% increase
Portfolio average rental rate	2.6% increase to $883	2.7% increase to $875
NOI Margin	1.2% increase to 57.6%	0.7% increase to 57.2%

(1)	Same store portfolio for the three months ended December 31, 2016 and 2015 consists of 22 properties with 6,451 apartment units.
(2)	Same store portfolio for the year ended December 31, 2016 and 2015 consists of 22 properties with 6,451 apartment units.

Capital Expenditures

For the three months ended December 31, 2016, our recurring capital expenditures for the total portfolio was $2.1 million, or $161 per unit.  For the year ended December 31, 2016, our recurring capital expenditures for the total portfolio was $7.6 million, or $581 per unit.

2017 EPS and CFFO Guidance

IRT is reaffirming prior 2017 full year EPS and CFFO guidance.  EPS per diluted share is projected to be in a range of $0.40-$0.44 and CFFO per diluted share is projected to be in the range of $0.72-$0.76.  A reconciliation of IRT's projected net income (loss) allocable to common shares to its projected CFFO per share, a non-GAAP financial measure, is included below.  Also included below are the primary assumptions underlying this estimate. See Schedule II to this release for further information regarding how IRT calculates CFFO and Schedule V to this release for management’s definition and rationale for the usefulness of CFFO.

2017 Full Year EPS and CFFO Guidance (1)	Low		High
Net income (loss) available to common shares	$0.40	-	$0.44
Earnings per share	$0.40	-	$0.44

2017 EPS and CFFO Guidance
Net income (loss) available to common shares	$0.40	-	$0.44
Adjustments:
Depreciation and amortization	0.41	-	0.41
Gains on asset sales	(0.17)	-	(0.17)
Share base compensation	0.05	-	0.05
Amortization of deferred financing fees	0.03	-	0.03
CORE FFO per diluted share allocated to common shareholders	$0.72	-	$0.76

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information.  Actual full 2017 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below.  Our estimate is based on the following key operating assumptions for IRT’s 2017 performance:

Same Store Communities
Number of properties/units	42 properties/11,677 units
Property revenue growth	3.5% to 4.5%
Controllable property operating expense growth	1.5% to 2.5%
Real estate tax and insurance expense increase	6.5% to 7.5%
Property NOI growth	3.5% to 4.5%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$7.0 to $8.0 million

Transaction/Investment Volume
Acquisition volume	$75 to $100 million
Disposition volume	$75 to $100 million

Capital Expenditures
Recurring	$6.0 to $7.0 million
Value Add	$5.0 to $6.0 million

Selected Financial Information

See Schedule I to this Release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this release: funds from operations (“FFO”), CFFO, Adjusted EBITDA and NOI.  A reconciliation of IRT’s reported net income (loss) to its FFO and CFFO is included as Schedule II to this release. A reconciliation of IRT’s same store NOI to its reported net income (loss) is included as Schedule III to this release. A reconciliation of IRT’s Adjusted EBITDA, to net income (loss) is included as Schedule IV to this release. See Schedule V to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Distributions

On January 12, 2017, IRT’s Board of Directors declared monthly cash dividends for the first quarter of 2017 on IRT’s shares of common stock in the amount of $0.06 per share per month. The monthly dividends total $0.18 per share for the first quarter.  The month for which each dividend was declared is set forth below, with the relevant amount per share, record date and payment date set forth opposite the month:

Month	Amount	Record Date	Payment Date
January 2017	$0.06	01/31/2017	02/15/2017
February 2017	$0.06	02/28/2017	03/15/2017
March 2017	$0.06	03/31/2017	04/17/2017

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM ET on Thursday, February 16, 2017 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 61132125.  For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, February 23, 2017, by dialing 855.859.2056, access code 61132125.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE MKT: IRT) is an internally-managed real estate investment trust that seeks to own well-located apartment properties in geographic submarkets that it believes support strong occupancy and the potential for growth in rental rates. IRT seeks to provide stockholders with attractive risk-adjusted returns, with an emphasis on distributions and capital appreciation.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," “seek,” “outlook,” “assumption,” “projected,” “guidance” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward looking statements are based upon the current beliefs and expectations of IRT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within IRT’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Such forward-looking statements include, but are not limited to, IRT’s 2017 EPS and CFFO guidance, including, without limitation, future projected EPS and CFFO per diluted share allocated to common shareholders; the assumptions underlying such guidance, including, without limitation, information concerning the assumed same store communities, including, without limitation, the number of properties/units, property revenue growth, controllable property operating expense growth, real estate tax and insurance expense increase, property NOI growth, the level of corporate expenses, the assumed level of transaction/investment volume and the level of capital expenditures; the anticipated benefits and the expected financial impact of IRT’s internalization of its management,  including, without limitation, any anticipated annual expense savings. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although IRT believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, IRT can give no assurance that IRT’s expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: whether the assumptions underlying the guidance and projections in this press release can be achieved, including, without limitation, whether IRT’s 2017 same store portfolio of communities will perform with respect to the identified metrics within the assumed ranges, whether IRT will keep the identified corporate expenses within the assumed range, whether the transaction/investment volume for acquisitions and dispositions will be in the assumed range, and whether the capital expenditures will be within the assumed range;  whether the anticipated benefits and financial performance resulting from internalization will be achieved, including, without limitation, the expected cost savings; national, regional and local economic climates; changes in financial markets and interest rates, or to the business or financial condition of IRT; changes in market demand for rental apartment homes and competitive pricing from projected apartment industry dynamics, demographic and employment information; IRT’s maintenance of real estate investment trust (“REIT”) status; availability of financing and capital; dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board; risks associated with pursuing additional strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by IRT from time to time, including those discussed under the heading “Risk Factors” in IRT’s most recently filed reports on Forms 10-K and 10-Q.IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Andres Viroslav

215.207.2100

aviroslav@irtliving.com

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of or For the Three-Month Periods Ended
	December 31, 2016			September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015
Operating Statistics:
Net income available to common shares	$(40,980)			$2,267		$28,987		$(75)		$4,123
Earnings (loss) per share -- diluted	$(0.61)			$0.05		$0.61		$-		$0.09
Total property revenue	$38,002			$38,364		$38,327		$38,666		$39,709
Total property operating expenses	$15,560			$16,107		$15,623		$15,858		$16,104
Net operating income ("NOI")	$22,442			$22,257		$22,704		$22,808		$23,605
NOI margin	59.1%			58.0%		59.2%		59.0%		59.4%
Adjusted EBITDA	$18,544			$18,373		$18,688		$18,924		$19,720
Funds from operations ("FFO") per share -- diluted	$(0.50)			$0.20		$0.18		$0.18		$0.19
Core funds from operations ("CFFO") per share -- diluted	$0.17			$0.21		$0.22		$0.21		$0.22
Dividends per share	$0.18			$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	105.9%			85.7%		81.8%		85.7%		81.8%
Portfolio Data:
Total gross assets	$1,370,243			$1,374,353		$1,368,217		$1,404,359		$1,434,377
Total number of properties	46			46		46		48		49
Total units	12,982			12,982		12,982		13,502		13,724
Period end occupancy	94.5%			94.3%		93.7%		94.2%		93.6%
Average occupancy	93.8%			94.1%		94.4%		93.5%		93.6%
Average monthly effective rent, per unit	$977			$977		$961		$952		$947
Same store period end occupancy	93.9%			94.0%		92.8%		93.7%		92.2%
Same store portfolio average occupancy (a)	93.2%			93.5%		93.9%		92.9%		92.2%
Same store portfolio average effective monthly rent (a)	$883			$883		$871		$865		$861
Capitalization:
Total debt	$743,817			$880,581		$880,288		$940,336		$966,611
Common share price, period end	$8.92			$9.00		$8.18		$7.12		$7.51
Market equity capitalization	$641,393			$453,823		$412,493		$358,913		$377,194
Total market capitalization	$1,385,210			$1,334,404		$1,292,781		$1,299,249		$1,343,805
Total debt/total gross assets	54.3%			64.1%		64.3%		67.0%		67.4%
Net debt to adjusted EBITDA	9.7	x	(b)	11.6	x	11.4	x	12.1	x	11.8	x
Interest coverage	2.4	x	(c)	2.1	x	2.1	x	1.9	x	1.9	x
Common shares and OP Units:
Shares outstanding	68,996,070			47,509,731		47,476,250		47,458,250		47,070,678
OP units outstanding	2,908,949			2,915,008		2,950,816		2,950,816		3,154,936
Common shares and OP units outstanding	71,905,019			50,424,739		50,427,066		50,409,066		50,225,614
Weighted average common shares and units	70,036,948			50,229,637		50,134,620		50,113,693		50,101,609

(a)	Same store includes 22 properties which represents 6,451 units.
(b)	Does not include $2.5 million of expected expense savings. Net debt to adjusted EBITDA would be 9.4x including these expected expense savings. See “Forward-Looking Statements.”

(c)     Does not include $2.5 million of expected expense savings. Interest coverage would be 2.5x including these expected expense savings. See “Forward-Looking Statements.”

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

Three-Months Ended December 31,		Twelve-Months Ended December 31
2016(a)	2015(b)	2016(c)	2015(d)
Amount	Amount	Amount	Amount

Funds From Operations (FFO):
Net Income (loss)	$(42,706)	$4,408	$(9,555)	$30,156
Adjustments:
Real estate depreciation and amortization	7,897	11,632	34,824	28,094
Net (gains) losses on sale of assets	(3)	(6,412)	(31,776)	(6,412)
Funds From Operations	$(34,812)	$9,628	$(6,507)	$51,838
FFO per share--diluted	$(0.50)	$0.19	$(0.12)	$1.37
Core Funds From Operations (CFFO):
Funds From Operations	$(34,812)	$9,628	$(6,507)	$51,838
Adjustments:
Stock compensation expense	390	198	1,222	495
Amortization of deferred financing costs	521	1,035	3,064	1,483
Acquisition and integration expenses	6	524	43	13,555
(Gains) losses on extinguishment of debt	652	—	1,210	—
Management internalization expense	44,976	—	44,976	—
TSRE financing extinguishment and employee separation expenses	—	—	—	27,508
(Gains) losses on TSRE merger and property acquisitions	—	(592)	(732)	(64,604)
Core Funds From Operations	$11,733	$10,793	$43,276	$30,275
CFFO per share--diluted	$0.17	$0.22	$0.79	$0.80
Weighted-average shares and units outstanding	70,036,948	50,101,609	55,092,382	37,968,183

(a)	Based on 70,036,948 weighted-average shares and units outstanding-diluted for the three-month period ended December 31, 2016.
(b)	Based on 50,101,609 weighted-average shares and units outstanding-diluted for the three-month period ended December 31, 2015.
(c)	Based on 55,092,382 weighted-average shares and units outstanding-diluted for the twelve-month period ended December 31 2016.
(d)	Based on 37,968,183 weighted-average shares and units outstanding-diluted for the twelve-month period ended December 31, 2015.

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

For the Three-Months Ended (a)
December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015

Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$9,781	$9,710	$9,811	$9,396	$9,250
Non same-store net operating income	12,661	12,547	12,893	13,412	14,355
Property management income	29	—	—	—	—
Asset management fees	(1,950)	(1,933)	(1,863)	(1,696)	(1,882)
Property management expenses	(1,137)	(1,219)	(1,229)	(1,262)	(1,294)
General and administrative expenses	(840)	(732)	(924)	(926)	(709)
Acquisition and integration expenses	(6)	(19)	(8)	(10)	(524)
Depreciation and amortization	(7,897)	(7,765)	(7,635)	(11,527)	(11,632)
Interest expense	(7,720)	(8,820)	(9,018)	(9,977)	(10,160)
Other income (expense)	(2)	(2)	—	—	-
Net gains (losses) on sale of assets	3	(1)	29,321	2,453	6,412
TSRE financing extinguishment and employee separation expenses	—	—	—	—	—
Gains (losses) on extinguishment of debt	(652)	—	(558)	—	—
Gains (losses) on TSRE merger and property acquisitions	—	641	—	91	592
Management internalization expense	(44,976)	—	—	—	—
Net income (loss)	$(42,706)	$2,407	$30,790	$(46)	$4,408

(a)	Same store portfolio includes 22 properties which represents 6,451 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA, Before Acquisition Expenses

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended										Twelve Months Ended
ADJUSTED EBITDA:	December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015		December 31, 2016		December 31, 2015
Net income (loss)	$(42,706)		$2,407		$30,790		$(46)		$4,408		(9,555)		30,156
Add-Back (Deduct):
Depreciation and amortization	7,897		7,765		7,635		11,527		11,632		34,824		28,094
Interest expense	7,720		8,820		9,018		9,977		10,160		35,535		23,553
Other (income) expense	2		2		—		—		—		4		(19)
Acquisition and integration expenses	6		19		8		10		524		43		13,555
Net (gains) losses on sale of assets	(3)		1		(29,321)		(2,453)		(6,412)		(31,776)		(6,412)
TSRE financing extinguishment and employee separation expenses	—		—		—		—		—		—		27,508
(Gains) losses on extinguishment of debt	652		—		558		—		—		1,210		—
Management internalization expense	44,976		—		—		—		—		44,976		—
(Gains) losses on TSRE merger and property acquisitions	—		(641)		—		(91)		(592)		(732)		(64,604)
Adjusted EBITDA	$18,544		$18,373		$18,688		$18,924		$19,720		74,529		51,831

INTEREST COST:
Interest expense	$7,720		$8,820		$9,018		$9,977		$10,160		35,535		23,553

INTEREST COVERAGE:	2.4	x	2.1	x	2.1	x	1.9	x	1.9	x	2.1	x	2.2	x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

Adjusted EBITDA

EBITDA is defined as net income before gains or losses on asset sales, gains or losses on debt extinguishments, depreciation and amortization expenses, interest expense, income taxes, and amortization of deferred financing costs. Adjusted EBITDA is EBITDA before acquisition expenses and gains.  EBITDA and Adjusted EBITDA are each non-GAAP measures.  We consider EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and acquisition expenses and gains relating to IRT’s acquisition of Trade Street Residential, Inc., or TSRE, in September 2015, and our management internalization costs, which permits investors to view income from operations without non-cash items such as depreciation, amortization, the cost of debt or items specific to the TSRE acquisition, and our management internalization costs. The table is a reconciliation of net income applicable to common stockholders to Adjusted EBITDA. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including acquisition and integration expenses, gains or losses on real estate transactions, management internalization expense, gains or losses on extinguishment of debt, amortization of deferred financing costs and stock compensation expense, from the determination of FFO. IRT incurs acquisition expenses in connection with acquisitions of real estate properties and expenses those costs when incurred in accordance with U.S. GAAP. As these expenses are reflective of investing activities rather than ongoing operating performance, IRT adds back these costs to FFO in determining CFFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for the following items with respect to FFO, real estate-related depreciation and amortization expense and gains or losses on sale of assets, and with respect to CFFO, the adjustments made in arriving at FFO as well as stock compensation expense, amortization of deferred financing costs, TSRE financing extinguishment and employee separation expenses, gains (losses) on TSRE merger and property acquisitions, management internalization expenses, and acquisition and integration expenses. IRT makes these adjustments as they may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT also believes that FFO and CFFO may provide IRT and our investors with an additional useful measure to compare IRT’s financial performance to certain other REITs.  Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt.

			As of
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Total debt	$743,817	$880,581	$880,288	$940,336	$966,611
Less: cash and cash equivalents	(20,892)	(29,247)	(28,051)	(21,924)	(38,301)
Total net debt	$722,925	$851,334	$852,237	$918,412	$928,310

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited in that IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, asset management fees, property management fees, acquisition expenses and general administrative expenses. In connection with the internalization agreement entered into with RAIT and RAIT affiliates in the fourth quarter of 2016, IRT modified the calculation of NOI to adjust for the purchase price of the management internalization.   Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store properties or portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization as these captions are reported on the consolidated balance sheet. The following table provides a reconciliation of total assets to total gross assets.

			As of
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Total assets	$1,294,237	$1,306,242	$1,307,871	$1,344,650	$1,383,188
Plus: Accumulated Depreciation (a)	60,719	52,824	45,059	44,422	39,638
Plus: Accumulated Amortization	15,287	15,287	15,287	15,287	11,551
Total gross assets	$1,370,243	$1,374,353	$1,368,217	$1,404,359	$1,434,377

(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale